Exhibit 10.1

EXECUTION VERSION

STOCKHOLDERS AGREEMENT

dated as of August  10, 2018

between

DANAOS CORPORATION

and

THE STOCKHOLDERS BOUND HEREBY

TABLE OF CONTENTS

		Page
	ARTICLE I

	Definitions

Section 1.1	Defined Terms	1
	ARTICLE II

	Corporate Governance
Section 2.1	Board of Directors	5
Section 2.2	Board Committees	5
	ARTICLE III

	Dividend Reinvestment Commitment

Section 3.1	Dividend Reinvestment Commitment	5
Section 3.2	Registration Rights	6
	ARTICLE IV

	Transfers and Issuances
Section 4.1	Limitations on Transfer	6
Section 4.2	Tag-Along Rights	7
	ARTICLE V

	Purchase Rights
Section 5.1	Plan Sponsor Purchases	9
Section 5.2	Dilution Protection	9
	ARTICLE VI

	Miscellaneous
Section 6.1	Additional Securities Subject to Agreement	10
Section 6.2	Termination	10
Section 6.3	Injunctive Relief	10
Section 6.4	Amendments; Waiver	11
Section 6.5	Notices	11

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Section 6.6	Severability	13
Section 6.7	Counterparts	13
Section 6.8	Governing Law	13
Section 6.9	Consent to Jurisdiction and Service of Process	13
Section 6.10	WAIVER OF JURY TRIAL	13
Section 6.11	Further Assurances	14
Section 6.12	Third Party Beneficiaries	14
Section 6.13	Assignments	14

List of Schedules

Schedule A	Equity Lenders
Schedule B	Holdings
Annex A	Form of Dividend Reinvestment Escrow Agreement

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This STOCKHOLDERS AGREEMENT, dated as of August  10, 2018, is entered into by and among Danaos Corporation, a corporation organized and existing under the laws of the Republic of the Marshall Islands (the “Company”), Danaos Investment Limited, an entity organized under the laws of New Zealand, as the Trustee of the 883 Trust (the “Plan Sponsor”), the Persons identified on Schedule A hereto (including their successors and permitted assigns, the “Equity Lenders”), and any other stockholder that may become a party to this Agreement after the date hereof and pursuant to the terms hereof (collectively with the Plan Sponsor and the Equity Lenders, the “Stockholders”). Capitalized terms used in this Agreement shall have the meanings ascribed to them in Article I below.

RECITALS

WHEREAS, the Company and its Affiliates entered into a Restructuring Support Agreement, dated as of May 11, 2018 (such agreement, including all the exhibits thereto, as amended, restated, supplemented or otherwise modified from time to time prior to June 19, 2018, the “Original RSA”), regarding a restructuring transaction, pursuant to the terms and conditions set forth in the Original RSA;

WHEREAS, after the execution of the Original RSA, the Company engaged in further good faith, arm’s-length negotiations with the parties to the Original RSA and certain other lenders of the Company not party to the Original RSA regarding the terms of an out-of-court restructuring transaction (the “Out-of-Court Restructuring”), pursuant to an amended and restated version of the Original RSA dated June 19, 2018 (as may thereafter be amended, restated, supplemented or otherwise modified from time to time, the “Restructuring Support Agreement”), which Out-of-Court Restructuring will be completed on the Closing Date (as defined in the Restructuring Support Agreement);

WHEREAS, on the Closing Date, the Company will issue 99,342,271 shares of Common Stock, representing approximately 47.5% of the issued share capital of the Company, to the Equity Lenders (or their nominees), pursuant to the terms of the Restructuring Support Agreement; and

WHEREAS, the Company and the Stockholders are entering into this Agreement to set forth certain agreements with respect to their investment in the Company and their respective consequent ownership of Common Stock.

NOW THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, the sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1                                    Defined Terms. As used in this Agreement, terms defined in the preamble and the recitals shall have their respective assigned meanings, and the following capitalized terms shall have the meanings ascribed to them below:

“Affiliate” shall mean, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, such Person. The term “control” (including the terms “controlled by” and “under common control with”) as used in this definition means the possession, direct or indirect, of the power to direct or cause the direction of management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. For the avoidance of doubt, neither the Company nor any of its Subsidiaries shall be deemed an “Affiliate” of the Plan Sponsor or any of its Affiliates and vice versa. In this Agreement, Affiliate shall also be deemed to include, with respect to HSH Nordbank and its subsidiaries only, (i) the following entities or any investment funds managed or advised by any of them: Cerberus Capital Management, LP, J.C. Flowers & Co. LLC, GoldenTree Asset Management LP, Centaurus Capital LP and / or Austrian bank BAWAG P.S.K., and (ii) any Affiliates and / or limited partners of any such entities or investment funds, provided that the purchase of HSH Nordbank by Affiliates of Cerberus Capital Management, LP, J.C. Flowers & Co. LLC, GoldenTree Asset Management LP, Centaurus Capital LP and Austrian bank BAWAG P.S.K., has been completed.

“Agreement” shall mean this Stockholders Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

“Amended RA Facilities” shall have the meaning given to such term in the Out-of-Court Term Sheet (as defined in, and as appended to, the Restructuring Support Agreement).

“Amended and Restated Sinosure Facility” shall have the meaning given to such term in the Out-of-Court Term Sheet (as defined in, and as appended to, the Restructuring Support Agreement).

“Articles of Incorporation” shall mean the articles of incorporation of the Company, as may be amended, modified or restated from time to time.

“Backstop Agreement” shall mean that certain backstop agreement, dated as of August      , 2018, among the Company, the Plan Sponsor and Danaos Shipping Company Limited.

“beneficially own” shall have the meaning set forth in Rule 13d-3 under the Exchange Act.

“Board” shall have the meaning set forth in Section 2.1(a).

“Business Day” means a day (other than a Saturday or Sunday) on which banks are open for general business in each of (a) London, United Kingdom, (b) Athens, Greece, (c) New York City, United States and (d) Hamburg, Germany.

“By-Laws” shall mean the by-laws of the Company, as amended from time to time.

“Closing Date” shall have the meaning set forth in the Restructuring Support Agreement.

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“Common Stock” shall mean the common stock, par value $0.01 per share, of the Company and any securities issued or issuable in exchange for or with respect to the common stock of the Company by way of a stock dividend, stock split or combination of shares or in connection with a reclassification, recapitalization, exchange, merger, consolidation or other reorganization.

“Common Stock Equivalents” shall mean any warrants, rights, options or other securities exchangeable or exercisable for, or convertible into, Common Stock.

“Director” and “Directors” shall have the meanings set forth in Section 2.1(a).

“Dividend Reinvestment” shall have the meaning set forth in Section 3.1.

“Effective Registration Statement” shall have the meaning set forth in Section 4.2(a).

“Equity Interests” shall mean Common Stock, Common Stock Equivalents or any other equity securities of the Company, or securities exchangeable or exercisable for, or convertible into, such other equity securities of the Company.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Follow-on Equity Raise” refers to the capital raise in respect of which the Company has undertaken to use commercially reasonable efforts to source investment commitments for Common Stock of not less than $50 million in aggregate net proceeds to the Company by no later than the last Business Day of the 18th full month after the Closing Date.

“Governmental Authority” means (a) any court, tribunal, judicial or arbitral body and (b) any government, multilateral organization, international organization, or other industry or self-regulatory organization or any agency, bureau, board, commission, ministry, authority, department, official, political subdivision or other instrumentality thereof, whether federal, state or local, domestic or foreign as well as any Persons owned or chartered by any of the foregoing.

“Independent Directors” shall mean any and all Directors who qualify as independent within the meaning of Rule 303A.02 of the New York Stock Exchange’s Listed Company Manual (or any successor provision).

“New York Courts” shall have the meaning set forth in Section 6.9.

“Participating Stockholder” shall have the meaning set forth in Section 5.2.

“Person” shall mean an individual, corporation, partnership, limited liability company, limited liability partnership, syndicate, person, trust, association, organization or other entity, including any Governmental Authority, and including any successor, by merger or otherwise, of any of the foregoing.

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“Pro-Rata Share” shall mean, with respect to any Person, such Person’s portion of Common Stock determined by multiplying the aggregate number of shares of Common Stock subject to purchase or sale, by a fraction (expressed as a percentage), the numerator of which shall be the number of shares of Common Stock owned by such Person and the denominator of which shall be the sum of shares of Common Stock owned by all Stockholders (or the relevant subset of Stockholders if the calculation is being made with respect to a specific group of Stockholders) then entitled to, and electing to participate in, the purchase or sale of such Common Stock (for the avoidance of doubt, excluding the exercise, conversion or exchange of any Common Stock Equivalents unless such securities are exercised prior to the date for determining such Stockholder’s Pro-Rata Share).

“Proceeding” shall have the meaning set forth in Section 6.9.

“Public Offering” shall mean an underwritten public offering and sale of Common Stock pursuant to an effective registration statement filed in accordance with the Securities Act (other than a registration statement on Form F-4 or Form S-8 or similar limited purpose form).

“Purchasing Stockholder” shall have the meaning set forth in Section 5.1(a).

“Registration Rights Agreement” shall mean that certain Registration Rights Agreement, dated as of the date hereof, among the Company and the Stockholders named therein.

“SEC” shall mean the United States Securities and Exchange Commission or any successor agency or any applicable Governmental Authority performing the functions currently performed by the United States Securities and Exchange Commission.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Selling Stockholder” shall have the meaning set forth in Section 5.1(a).

“Subsidiary” shall mean, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which fifty percent (50%) or more of the total voting power of shares of capital stock entitled (without regard to the occurrence of any contingency) to vote generally in the election of directors, managers or trustees thereof, or fifty percent (50%) or more of the equity interest therein, is at the time owned or controlled, directly or indirectly, by such Person.

“Tag-Along Notice” shall have the meaning set forth in Section 4.2(b).

“Tag-Along Right” shall have the meaning set forth in Section 4.2(a).

“Tag-Along Transfer” shall have the meaning set forth in Section 4.2(a).

“Tagging Stockholder” shall have the meaning set forth in Section 4.2(a).

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“Tranche 1” shall mean the last remaining outstanding loan under Tranche 1 of the New HSH Facility, the New RBS Facility, or the maturity of the Citibank Pool C Cash Out Facility (each as defined in the Out-of-Court Term Sheet (as defined in, and as appended to, the Restructuring Support Agreement)).

“Transfer” shall mean any direct or indirect transfer, sale, offer, assignment, exchange, distribution, mortgage, pledge, hypothecation or other disposition. “Transferor” and “Transferee” have correlative meanings.

“Transferring Stockholder” shall have the meaning set forth in Section 4.2(a).

ARTICLE II

CORPORATE GOVERNANCE

Section 2.1                                    Board of Directors.

(a)                                 The Stockholders and the Company shall cause the Board of Directors of the Company (the “Board”) to consist of up to nine (9) directors (individually, a “Director” and, collectively, the “Directors”), with a majority of such Directors being Independent Directors.

(b)                                 On the Closing Date, the Board shall consist of seven (7) Directors, and it is hereby agreed that the initial Directors shall be Dr John Coustas, Iraklis Prokopakis, George Economou, William Repko, Myles R. Itkin, Miklós Konkoly-Thege, and Petros Christodoulou.

Section 2.2                                    Board Committees.

(a)                                 In accordance with, and to the extent required by, applicable legal, regulatory and stock exchange listing requirements, the Board shall have the following committees: (i) an Audit Committee, (ii) a Compensation Committee, and (iii) a Nominating and Corporate Governance Committee.

(b)                                 Each of the Company and the Stockholders agree to cause the Company to implement and make effective the provisions of this Section 2.2 no later than the Closing Date.

ARTICLE III

DIVIDEND REINVESTMENT COMMITMENT

Section 3.1                                    Dividend Reinvestment Commitment. Until the earlier of (i) the repayment or refinancing in full of all the Amended RA Facilities and the Amended and Restated Sinosure Facility and (ii) the maturity of Tranche 1, the Plan Sponsor shall, within six (6) months of receipt of each dividend payment (including, for the avoidance of doubt, any dividend received in 2023), either (a) reinvest in the Company a cash amount equal to 50% of such dividend payment received by the Plan Sponsor (the “Dividend Reinvestment”) by way of subscription for shares of Common Stock issued by the Company or (b) place a cash amount equal to 50% of such dividend payment received by the Plan Sponsor into an escrow account held with Aegean Baltic Bank S.A. acting as escrow agent, pursuant to an escrow agreement

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between Aegean Baltic Bank S.A., the Company and the Plan Sponsor, substantially in the form attached hereto as Annex A, to be released either (A) for the purpose of consummating a Dividend Reinvestment by way of subscription for shares of Common Stock issued by the Company, or (B) to the Plan Sponsor at the repayment or refinancing in full of all Amended RA Facilities and the Amended and Restated Sinosure Facility. The Dividend Reinvestment shall be made either (i) by way of subscription for shares of Common Stock in any Public Offering made by the Company (in which event, the Company agrees to allot and issue to the Plan Sponsor in such Public Offering shares of Common Stock equal to the full amount of the Dividend Reinvestment), or (ii) if no such offering is made, by way of a private placement. The price per share of Common Stock in connection with a Dividend Reinvestment shall be (A) if the Dividend Reinvestment is made by way of a Public Offering, equal to the price offered to the public in such Public Offering, which shall be determined in light of the then prevailing market conditions, the implied net asset value per share of the Company at such time, the requirements of any relevant law, regulation or stock exchange rules, the market price of the Company’s Common Stock immediately prior to launch and customary discounts to market price, each as determined by a special committee of the Board of Directors of the Company comprised solely of disinterested Independent Directors, or (B) if such Dividend Reinvestment is made by way of a private placement, a price per share of Common Stock no less than the volume weighted average trading price of the Common Stock on the New York Stock Exchange over the consecutive thirty (30) trading days period prior to one Business Day prior to the closing of such Private Placement, which price may be decreased by a special committee of the Board of Directors of the Company comprised solely of disinterested Independent Directors for so long as such price is at least equal to (or greater than) the implied net asset value per share of the Company on consummation of such private placement. For the avoidance of doubt, any amount so re-invested shall not reduce amounts payable by the Plan Sponsor pursuant to the Backstop Agreement. The documentation relating to any Dividend Reinvestment will be in a form mutually acceptable to the Company and the Plan Sponsor.

Section 3.2                                    Registration Rights. The Company and the Stockholders acknowledge and agree that the shares of Common Stock issued in connection with any Dividend Reinvestment to the Plan Sponsor will be “Registrable Securities” (as defined in the Registration Rights Agreement), provided that such Registration Rights Agreement will not provide for registration of such shares prior to the time at which all Equity Lenders have been given the opportunity to register their shares of Common Stock issued in connection with the Out-of-Court Restructuring on a shelf registration statement that has been declared (and remains at such time) effective.

ARTICLE IV

TRANSFERS AND ISSUANCES

Section 4.1                                    Limitations on Transfer.

(a)                                 Each Stockholder hereby agrees that such Stockholder shall not Transfer any Equity Interests in any manner that violates the provisions of this Agreement, the Registration Rights Agreement or any applicable federal or state securities laws.

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Section 4.2                                    Tag-Along Rights.

(a)                                 Prior to (i) the first date on which all Stockholders have been provided with the opportunity to register their Common Stock pursuant to a registration statement filed under the Securities Act that has been declared effective by the SEC (an “Effective Registration Statement”), and (ii) the completion of a registered offering of Common Stock pursuant to an Effective Registration Statement with net proceeds to the Company of at least $50 million, with respect to any proposed Transfer or Transfers by the Plan Sponsor or its Affiliates (in such capacity, a “Transferring Stockholder”) but excluding a Transfer or Transfers (1) to the Plan Sponsor or any of its Affiliates, or by the Plan Sponsor to any of its Affiliates, or (2) in connection with a public offering for which registration rights are exercisable by the Stockholders in one transaction or a series of related transactions, individually or in the aggregate, resulting in (A) any Person or its Affiliates (other than the Stockholders, or any of their Affiliates) holding more than 15% of the then issued and outstanding Common Stock, or (B) the Plan Sponsor and its Affiliates holding less than 20% of the then issued and outstanding Common Stock (each of (A) and (B) a “Tag-Along Transfer”), each Stockholder (other than the Plan Sponsor and its Affiliates) shall have the right but not the obligation (the “Tag-Along Right”) to require the proposed Transferee to purchase from each such Stockholder exercising its Tag-Along Right (each, a “Tagging Stockholder”) that number of shares of Common Stock requested to be included by such Tagging Stockholder in such Tag-Along Transfer. If the proposed Transferee is unwilling to purchase all of the shares of Common Stock proposed to be Transferred by the Transferring Stockholder and the Tagging Stockholders in such Tag-Along Transfer, then the Transferring Stockholder and each Tagging Stockholder shall reduce the number of shares of Common Stock that each otherwise would have Transferred such that the Transferring Stockholder and each Tagging Stockholder will sell the number of shares of Common Stock equal to its Pro-Rata Share of the aggregate number of shares of Common Stock that the proposed Transferee is willing to purchase. Each Tagging Stockholder shall Transfer its shares of Common Stock at a price equal to and on terms and conditions no worse than the highest price paid and most favorable terms agreed to by the proposed Transferee (or its Affiliates) within the preceding 12 months (including the Tag-Along Transfer). In order to be entitled to exercise its Tag-Along Right, a Tagging Stockholder must agree to make to the proposed Transferee the same representations, warranties, covenants, indemnities and agreements as the Transferring Stockholder agrees to make in connection with the Tag-Along Transfer except that, (A) in the case of representations and warranties pertaining specifically to the Transferring Stockholder, a Tagging Stockholder shall make the comparable representations and warranties pertaining specifically to itself, (B) no Tagging Stockholder shall be required to enter into a new non-competition, non-solicitation or other covenant restricting its ability to operate, engage in or conduct any business or activity and (C) no Tagging Stockholder shall be required to make any representations, warranties, covenants or indemnities pertaining to the operations, business, assets, accounts, compliance with laws or other similar matters pertaining to the Company (but, for the avoidance of doubt, will make customary representations and warranties as to its ownership of the shares it is transferring pursuant to such Tag-Along Transfer). All representations, warranties, covenants, agreements and indemnities made by the Transferring Stockholder and the Tagging Stockholders pertaining specifically to themselves or the shares to be transferred shall be made by each of them severally and not jointly; provided that only the Transferring Stockholder shall be liable for breaches of representations, warranties, covenants and agreements of or pertaining to the Company and its Subsidiaries and for indemnification obligations arising out of or relating to any such breach or otherwise pertaining

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to the Company and its Subsidiaries. Subject to the next sentence, any Tagging Stockholder that is a holder of Common Stock Equivalents and wishes to exercise its Tag-Along Right shall convert or exercise or exchange such number of shares of Common Stock Equivalents for Common Stock as may be acquired therefor on or prior to the closing date of the Tag-Along Transfer, provided that any such conversion, exercise or exchange may be conditioned on the closing of the Tag-Along Transfer, in which case such conversion, exercise or exchange shall not be effective until such Tag-Along Transfer has been consummated. Notwithstanding anything in this Section 4.2 to the contrary, if any Tag-Along Transfer is not permitted under another agreement, including the Registration Rights Agreement, then such Tag-Along Transfer shall not be permitted hereunder.

(b)                                 The Transferring Stockholder shall give written notice to all Stockholders of each proposed Tag-Along Transfer giving rise to Tag-Along Rights at least twenty-five (25) Business Days prior to the consummation of such Tag-Along Transfer, setting forth the name of the Transferring Stockholder, the number of shares of Common Stock proposed to be so Transferred, the name and address of the proposed Transferee, the proposed amount and form of consideration and other terms and conditions offered by the proposed Transferee, and a representation that the proposed Transferee has been informed of the Tag-Along Rights and has agreed to purchase shares of Common Stock from any Tagging Stockholder in accordance with the terms hereof (the “Tag-Along Notice”). The Transferring Stockholder may elect to give the Tag-Along Notice to the Company which shall, on behalf of the Transferring Stockholder, give such Tag-Along Notice to the other Stockholders. The Tag-Along Rights must be exercised by each Tagging Stockholder within twenty (20) Business Days following receipt of the Tag-Along Notice, by delivery of a written notice to the Transferring Stockholder indicating such Tagging Stockholder’s election to exercise its Tag-Along Rights and specifying the number of shares of Common Stock it elects to sell. If the proposed Transferee fails to purchase shares of Common Stock from any Tagging Stockholder that has properly exercised its Tag-Along Rights, then the Transferring Stockholder shall not be permitted to make the proposed Tag-Along Transfer, and any such attempted Transfer shall be void and of no effect.

(c)                                  If any of the Tagging Stockholders exercise their Tag-Along Rights, the closing of the sale and purchase of the Common Stock by the Transferring Stockholder and the Tagging Stockholders shall take place concurrently.

(d)                                 Any Tag-Along Transfer shall occur within ninety (90) days of delivery of the Tag-Along Notice and at a price of not more than the maximum per share price set forth in the notice and otherwise on terms and conditions in the aggregate no more favorable to the Transferring Stockholder than were set forth in the notice. If, at the end of such ninety (90) day period, the Transferring Stockholder and the Tagging Stockholders have not completed the Transfer of the Common Stock of the Transferring Stockholder and the Tagging Stockholders in accordance with the terms and conditions of the proposed Tag-Along Transfer, all the restrictions on Transfers contained in this Agreement with respect to Common Stock owned by the Transferring Stockholder and the Tagging Stockholders shall be reinstated.

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ARTICLE V

PURCHASE RIGHTS

Section 5.1                                    Plan Sponsor Purchases.

(a)                                 If the Plan Sponsor or any of its Affiliates (the “Purchasing Stockholder”) makes an offer to any other Stockholder (excluding, for the avoidance of doubt, the Plan Sponsor and its Affiliates as well as offers made by the Purchasing Stockholder to all Stockholders) to purchase any shares of Common Stock held by such other Stockholder (the “Selling Stockholder”), then the Purchasing Stockholder shall be obligated to make such an offer to purchase on the same terms and conditions to all other Stockholders; provided if the Purchasing Stockholder is unwilling to purchase all of the shares of Common Stock that the other Stockholders have requested be acquired by the Purchasing Stockholder, then each other Stockholder shall have the right to Transfer to the Purchasing Stockholder a number of such Stockholder’s shares of Common Stock equal to its respective Pro-Rata Share of the aggregate number of shares of Common Stock to be acquired by the Purchasing Stockholder.

(b)                                 The Purchasing Stockholder shall give written notice to all other Stockholders of each proposed purchase giving rise to the sale rights of the other Stockholders set forth in Section 5.1(a) at least twenty five (25) Business Days prior to the consummation of such purchase, setting forth the name and address of the Selling Stockholder, the number of shares of Common Stock proposed to be so purchased, the proposed amount and form of consideration, the other material terms and conditions agreed by and between the Purchasing Stockholder and the Selling Stockholder, and a representation that the Selling Stockholder has agreed to sell its shares of Common Stock in accordance with the terms of this Section 5.1. Any notice required to be delivered by the Purchasing Stockholder under this Section 5.1 to the other Stockholders may, at the election of the Purchasing Stockholder, be delivered to the Company which shall, on behalf of the Purchasing Stockholder, thereafter deliver such notice to the other Stockholders. The sale rights provided by this Section 5.1 must be exercised by each other Stockholder within twenty (20) Business Days following receipt of the notice described in the preceding sentences, by delivery of a written notice to the Purchasing Stockholder indicating such other Stockholder’s election to exercise its sale rights pursuant to this Section 5.1 and specifying the number of shares of Common Stock it elects to sell. If the Purchasing Stockholder fails to purchase shares of Common Stock from any other Stockholder that has properly exercised its sale rights as provided in this Section 5.1, then the Purchasing Stockholder shall not be permitted to make the proposed purchase, and any such attempted purchase shall be void and of no effect.

Section 5.2                                    Dilution Protection. The Company shall notify each Stockholder at least twenty five (25) Business Days prior to the issuance of any Additional Stock (as defined below) specifying in reasonable detail the reason for the proposed issuance and the terms thereof. The Company shall therein offer to sell to each Stockholder such number or amount of Additional Stock up to (and including) such Stockholder’s pro rata portion of the aggregate Additional Stock being offered, such pro rata portion being  equal to the product of (i) the aggregate number or amount of Additional Stock to be offered, multiplied by (ii) the quotient (expressed as a fraction) obtained by dividing (A) the aggregate number of shares of Common Stock then owned

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by such Stockholder by (B) the aggregate number of shares of Common Stock then outstanding. If a Stockholder intends to purchase all or any part of its pro rata  portion of such Additional Stock, such Stockholder shall within twenty (20) Business Days following such written notice from the Company, deliver to the Company written notice of the number or amount of Additional Stock it wishes to purchase as determined in accordance with the foregoing sentence. The failure of a Stockholder to give such written notice within such time period shall be deemed to be a waiver of such Stockholder’s right to purchase any such offered Additional Stock. To the extent that any offered Additional Stock is not purchased by the Stockholders pursuant to this Section 5.2, then the Company shall be entitled to offer the remaining (unpurchased) Additional Stock to any other Person or Persons at a price determined by the Company, provided that such price is no more favorable to such Person or Persons than the price at which such securities were offered to the Stockholders. Any such remaining Additional Stock not sold by the Company within ninety (90) days after the date of the Company’s notice shall then become subject again to the provisions of this Section 5.2.  For the purposes of this Section 5.2, “Additional Stock” shall mean any shares of Common Stock issued by the Company after the date of this Agreement, other than the issuance of Common Stock (i) pursuant to the Out-of-Court Term Sheet (as defined in the Restructuring Support Agreement) (and, subject to paragraph (ii) of this definition of “Additional Stock”, excluding the Follow-on Equity Raise), (ii) to the Plan Sponsor in connection with (A) its undertaking to purchase its Backstop Obligation under (and as defined in) the Backstop Agreement, or (B) any Dividend Reinvestment pursuant to Section 3.1 of this Agreement,  (iii) with respect to a Stockholder, pursuant to a public offering registered under the Securities Act pursuant to the Registration Rights Agreement in which such Stockholder is offering to sell any of its shares of Common Stock, (iv) pursuant to an acquisition, merger,  purchase of assets, consolidation or other business combination approved by the Board, (v) pursuant to any stock purchase, stock bonus, stock option , equity compensation plan,  management incentive plan or similar compensatory plans or agreements approved by the Board,  (vi) pursuant to any conversion, exercise or exchange rights included in securities previously issued (including any warrants or options), or (vii) pursuant to a pro rata stock split, stock division, stock combination, stock dividend or similar recapitalization.

ARTICLE VI

MISCELLANEOUS

Section 6.1                                    Additional Securities Subject to Agreement. Each Stockholder agrees that any other Equity Interests which it shall hereafter acquire by means of a stock split, stock dividend, distribution, exercise, exchange or conversion of Common Stock Equivalents, purchase or otherwise shall be subject to the provisions of this Agreement to the same extent as if held on the date hereof.

Section 6.2                                    Termination. This Agreement shall terminate on the later to occur of (a) five (5) years following the Closing Date or (b) June 30, 2024. No termination of this Agreement or any provision hereof will release any Stockholder from any obligation that arose on or prior to the effective date of such termination.

Section 6.3                                    Injunctive Relief. The Stockholders and the Company acknowledge and agree that a violation of any of the terms of this Agreement will cause the other parties

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irreparable injury for which adequate remedy at law is not available. Accordingly, it is agreed that each of the Company and the Stockholders shall be entitled to seek an injunction, restraining order or other equitable relief to prevent breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof in the United States District Court for the Southern District of New York, in addition to any other remedy to which it may be entitled at law or equity, without the posting of any bond.

Section 6.4                                    Amendments; Waiver. The Articles of Incorporation and the By-Laws may be amended in a manner adverse to the holders of Common Stock only by a written instrument signed by (a) the Company and (b) Stockholders beneficially owning in the aggregate at least two-thirds of the then issued and outstanding shares of Common Stock held by all stockholders. This Agreement may be amended only by a written instrument signed by (a) the Company and (b) Stockholders beneficially owning in the aggregate at least two-thirds of the then issued and outstanding shares of Common Stock held by all Stockholders. If any Person holding Common Stock wishes to become a party to this Agreement, such Person must execute a joinder agreement, in form and substance satisfactory to the Company, evidencing such Person’s agreement to become a party hereto and to be bound hereby as a Stockholder, and upon the Company’s receipt of any such Person’s executed joinder agreement, such Person shall be deemed to be a party hereto and bound hereby.

Section 6.5                                    Notices. All notices, requests and demands to or upon the respective parties hereto, in order to be effective, shall be in writing (including by telecopy or email), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or two (2) Business Days after being delivered to a recognized courier (whose stated terms of delivery are two (2) Business Days or less to the destination of such notice), or five (5) calendar days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed as set forth on below:

If to the Company, to:

Danaos Corporation

c/o Danaos Shipping Co., Ltd.

14 Akti Kondyli

185 45 Piraeus, Greece

Telephone No.: + 30 210 419 6401

Fax No.: + 30 210 419 6489

Attention: Chief Financial Officer

E-mail:        cfo@danaos.com

with a copy, which shall not constitute notice, to:

Morgan, Lewis & Bockius LLP

101 Park Avenue

New York, New York 10178

Attn:                    Finnbarr D. Murphy

David A. Sirignano

E-mail:        finnbarr.murphy@morganlewis.com

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david.sirignano@morganlewis.com

and

Skadden, Arps, Slate, Meagher & Flom LLP & Affiliates

4 Times Square

New York, NY 10036

Attn:                    Jay M. Goffman, Esq.

George N. Panagakis, Esq.

Christopher Mallon, Esq.

James Falconer, Esq.

James A. McDonald, Esq.

Maria Protopapa, Esq.

E-mail:        jay.goffman@skadden.com

george.panagakis@skadden.com

chris.mallon@skadden.com

james.falconer@skadden.com

james.mcdonald@skadden.com

maria.protopapa@skadden.com

If to the Stockholders, to:

Such Stockholder, at such Stockholder’s address or to such Stockholder’s telecopy number reflected in the Company’s books and records.

If to the Plan Sponsor, to:

Danaos Investment Limited

Bell Gully, Level 22

Vero Centre

48 Shortland Street

Auckland, 1010

New Zealand

Telephone No.: +30 210 419 6574

Fax No.: +30 210 419 6489

Attention: Board of Directors

E-mail:        dil@danaos.nz

with a copy, which shall not constitute notice, to:

Shearman & Sterling (London) LLP

9 Appold Street

London, EC2A 2AP

Attn:                    Solomon J. Noh, Esq.

George Karafotias, Esq.

E-mail:        solomon.noh@shearman.com

gkarafotias@shearman.com

12

or to such other address as may be hereafter notified by the respective parties hereto.

Section 6.6                                    Severability. If one or more of the provisions, paragraphs, words, clauses, phrases or sentences contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision, paragraph, word, clause, phrase or sentence in every other respect and of the remaining provisions, paragraphs, words, clauses, phrases or sentences hereof shall not be in any way impaired, it being intended that all rights, powers and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

Section 6.7                                    Counterparts. This Agreement may be executed in one or more counterparts, and may be delivered by means of facsimile or electronic transmission in portable document format, each of which shall be deemed to be an original and shall be binding upon the party who executed the same, but all of such counterparts shall constitute the same agreement.

Section 6.8                                    Governing Law. This Agreement and any claims arising hereunder shall be governed by and construed and enforced in accordance with the laws of the State of New York.

Section 6.9                                    Consent to Jurisdiction and Service of Process. With respect to any suit, action or proceeding (“Proceeding”) arising out of or relating to this Agreement each of the parties hereto hereby irrevocably (i) submits to the exclusive jurisdiction of the United States District Court for the Southern District of New York (the “New York Courts”) and waives any objection to venue being laid in the New York Courts whether based on the grounds of forum non conveniens or otherwise and hereby agrees not to commence any such Proceeding other than before one of the New York Courts; provided, however, that a party may commence any Proceeding in a court other than a New York Court solely for the purpose of enforcing an order or judgment issued by one of the New York Courts and (ii) consents to service of process in any Proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, or by recognized international express carrier or delivery service, to the Company or the Stockholder at their respective addresses referred to in Section 6.5; provided, however, that nothing herein shall affect the right of any party hereto to serve process in any other manner permitted by law.

Section 6.10                             WAIVER OF JURY TRIAL. WITH RESPECT TO ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY, TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY ACTION ARISING IN WHOLE OR IN PART UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE CONTEMPLATED TRANSACTIONS, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AND AGREES THAT ANY OF THEM MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND

13

BARGAINED-FOR AGREEMENT AMONG THE PARTIES IRREVOCABLY TO WAIVE ITS RIGHT TO TRIAL BY JURY IN ANY PROCEEDING WHATSOEVER BETWEEN THEM RELATING TO THIS AGREEMENT OR ANY OF THE CONTEMPLATED TRANSACTIONS WILL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

Section 6.11                             Further Assurances. Each of the parties agrees to take or cause to be taken all reasonable actions, to do or cause to be done, to execute such further instruments, and to assist and cooperate with the other parties hereto in doing, all things reasonably necessary, proper or advisable under applicable laws or otherwise to consummate and make effective, in an expeditious manner, the agreements, terms and conditions contemplated by this Agreement.

Section 6.12                             Third Party Beneficiaries. No Person, other than the parties hereto and their respective successors and permitted assigns, is intended to be a third-party beneficiary of this Agreement.

Section 6.13                             Assignments. This Agreement will be binding upon and inure to the benefit of each and all of the parties to this Agreement, and, except as set forth below, neither this Agreement nor any of the rights, interests or obligations hereunder will be assigned by any of the parties to this Agreement without the prior written consent of the Company; provided that this Agreement may be assigned without the prior written consent of the Company to any Affiliate of a Stockholder (other than the Plan Sponsor, except as provided in the following sentence) in connection with a Transfer of such Stockholder’s shares of Common Stock to such Affiliate and such Transferee assumes all the rights and obligations of such Transferring Stockholder hereunder. This Agreement, or the Plan Sponsor’s rights and obligations hereunder, may be assigned, delegated or transferred, in whole or in part, by the Plan Sponsor to any Affiliate of the Plan Sponsor over which the Plan Sponsor or any of its Affiliates exercises investment authority, including, without limitation, with respect to voting and dispositive rights; provided, (i) such assignment may only be made in connection with Transfers made in accordance with this Agreement and (ii) any such assignee assumes the rights and obligations of the Plan Sponsor hereunder and agrees in writing to be bound by the terms of this Agreement in the same manner as the Plan Sponsor. Notwithstanding the foregoing, no such assignment shall relieve the Plan Sponsor of its obligations hereunder if such assignee fails to perform such obligations.

[Remainder of this page intentionally left blank.]

14

IN WITNESS WHEREOF, the undersigned parties have duly executed this Agreement as of the date first written above.

DANAOS CORPORATION

By:	/s/ Evangelos Chatzis

Name:	Evangelos Chatzis

Title:	Chief Financial Officer

[Signature page to Stockholders Agreement]

IN WITNESS WHEREOF, the undersigned parties have duly executed this Agreement as of the date first written above.

DANAOS INVESTMENT LIMITED

AS TRUSTEE FOR THE 883 TRUST

By:	/s/ Evangelos Chatzis

Name:	Evangelos Chatzis

Title:	Director

By:	/s/ Konstantinos Sfyris

Name:	Konstantinos Sfyris

Title:	Director

[Signature page to Stockholders Agreement]

IN WITNESS WHEREOF, the undersigned parties have duly executed this Agreement as of the date first written above.

THE ROYAL BANK OF SCOTLAND PLC

By:	/s/ Karen Drummond

Name:	Karen Drummond

Title:	Director

[Signature page to Stockholders Agreement]

IN WITNESS WHEREOF, the undersigned parties have duly executed this Agreement as of the date first written above.

HSH NORDBANK AG

By:	/s/ Gesa Voight

Name:	Gesa Voight

Title:	Vice President

By:	/s/ Reinhard Günther

Name:	Reinhard Günther

Title:	Director

[Signature page to Stockholders Agreement]

IN WITNESS WHEREOF, the undersigned parties have duly executed this Agreement as of the date first written above.

AEGEAN BALTIC BANK S.A.

By:	/s/ Beatrice Russ

Name:	Beatrice Russ

Title:	Attorney in fact

[Signature page to Stockholders Agreement]

IN WITNESS WHEREOF, the undersigned parties have duly executed this Agreement as of the date first written above.

PIRAEUS BANK S.A.

By:	/s/ Ioannis Kouroglou

Name:	Ioannis Kouroglou

Title:	Authorised Signatory

By:	/s/ Kouvara Eugenia

Name:	Kouvara Eugenia

Title:	Authorised Signatory

[Signature page to Stockholders Agreement]

IN WITNESS WHEREOF, the undersigned parties have duly executed this Agreement as of the date first written above.

CITIBANK OVERSEAS INVESTMENT CORPORATION

By:	/s/ William H. Wolf

Name:	William H. Wolf

Title:	Executive Vice President

[Signature page to Stockholders Agreement]

IN WITNESS WHEREOF, the undersigned parties have duly executed this Agreement as of the date first written above.

CREDIT SUISSE AG

By:	/s/ Vasileios Gkarametsis

Name:	Vasileios Gkarametsis

Title:	Director

By:	/s/ Dr. Sebastian Schäfer

Name:	Dr. Sebastian Schäfer

Title:	Director

[Signature page to Stockholders Agreement]

IN WITNESS WHEREOF, the undersigned parties have duly executed this Agreement as of the date first written above.

ALLIUM FINANCE S.A.

By:	/s/ Konstantinos Sfyris

Name:	Konstantinos Sfyris

Title:	Director

[Signature page to Stockholders Agreement]

Schedule A

EQUITY LENDERS

	Lender name	Contact Details

1.	The Royal Bank of Scotland plc	Address: 246-250 Regent Street (Argyll House) London W1B 3BN United Kingdom Email: euan.faull1@rbs.com Attention: Euan James Faull

2.	HSH Nordbank AG	Address: Gerhart-Hauptmann-Platz 50 20095 Hamburg, Germany Email: peter.sickel@hsh-nordbank.com; gesa.voigt@hsh-nordbank.com Attention: Peter Sickel; Gesa Voigt

3.	Citibank Overseas Investment Corporation	Address: One Penn’s Way New Castle, Delaware 19720 United States of America Email: mary1.williams@citi.com Attention: Mary Williams

4.	Credit Suisse AG

Address: c/o CRM IWM — Philipp Martens
Paradeplatz 8
P.O. Box
CH-8070 Zurich, Switzerland
Email: sebastian.schaefer@credit-suisse.com; philipp.martens@credit-suisse.com
Fax: +41 44 333 09 10
Attention: Sebastian Schaefer / Philipp Martens

5.	Allium Finance S.A.	Address: Trust Company Complex, Ajeltake Road Ajeltake Island, Majuro Marshall Islands, MH96960 Email: dimitris.coustas@gmail.com Attention: Dimitris Coustas

6.	Piraeus Bank S.A.	Address: 109-111 Mesogeion Avenue Gr 115 26 Athens, Greece Email: shippingrecovery@piraeusbank.gr; ShippingLoansAdministrator@piraeusbank.gr Attention: Shipping Recovery; Shipping Loans Administrator

7.	Aegean Baltic Bank S.A.	Address: 91, Megalou Alexandrou & 25th Martiou Str. 151 24 Maroussi, Greece Email: cr.control@ab-bank.com; business.dvlp@ab-bank.com Attention: Business Development

Schedule B

HOLDINGS

	Stockholder	Contact Details	Common Stock owned

1.	The Royal Bank of Scotland plc	Address: 246-250 Regent Street (Argyll House) London W1B 3BN United Kingdom Email: euan.faull1@rbs.com Attention: Euan James Faull	35,238,185

2.	HSH Nordbank AG	Address: Gerhart-Hauptmann-Platz 50, 20095 Hamburg Email: peter.sickel@hsh-nordbank.com; gesa.voigt@hsh-nordbank.com Attention: Peter Sickel; Gesa Voigt	43,942,485

3.	Citibank Overseas Investment Corporation	Address: One Penn's Way New Castle, Delaware 19720 United States of America Email: mary1.williams@citi.com Attention: Mary Williams	4,093,948

4.	Credit Suisse AG	Address: c/o CRM IWM — Philipp Martens Paradeplatz 8 P.O. Box CH-8070 Zurich, Switzerland Email: sebastian.schaefer@credit-suisse.com; philipp.martens@credit-suisse.com Fax: +41 44 333 09 10 Attention: Sebastian Schaefer / Philipp Martens	9,379,122

5.	Allium Finance S.A.	Address: Trust Company Complex, Ajeltake Road Ajeltake Island, Majuro Marshall Islands, MH96960 Email: dimitris.coustas@gmail.com Attention: Dimitris Coustas	1,257,438

6.	Piraeus Bank S.A.	Address: 109-111 Mesogeion Avenue Gr-115 26 Athens, Greece Email: shippingrecovery@piraeusbank.gr; ShippingLoansAdministrator@piraeusbank.gr Attention: Shipping Recovery; Shipping Loans Administrator	4,937,357

7.	Aegean Baltic Bank S.A.	Address: 91, Megalou Alexandrou & 25th Martiou Str. 151 24 Maroussi, Greece Email: cr.control@ab-bank.com; business.dvlp@ab-bank.com Attention: Business Development	493,736

Annex A

FORM OF DIVIDEND REINVESTMENT ESCROW AGREEMENT

Dated

DANAOS INVESTMENT LIMITED

DANAOS CORPORATION

AEGEAN BALTIC BANK S.A.

as the Escrow Agent

ESCROW AGREEMENT

Index

Clause		Page

1	Definitions	1

2	Appointment of the Escrow Agent	3

3	Operation of the Escrow Account	4

4	Representations, Warranties and Obligations of Party A and Party B	5

5	Resignation and Replacement of the Escrow Agent	6

6	Costs and Expenses	7

7	Indemnity	7

8	Confidential Information	7

9	Amendments	7

10	Notices	8

11	Addresses for Communications	8

12	Termination	8

13	Applicable Law	8

14	Jurisdiction	8

Execution Page		9

Schedule 1 Form of Written Instruction		12

THIS ESCROW AGREEMENT (this “Agreement”) is made on [•]

PARTIES

(1)                                DANAOS INVESTMENT LIMITED, an entity organised under the laws of New Zealand whose registered office is at Bell Gully, Level 22, Vero Centre, 48 Shortland Street, Auckland, 1010, New Zealand, as Trustee for the 883 Trust (“Party A”);

(2)                                DANAOS CORPORATION, a company domesticated and existing under the laws of the Republic of the Marshall Islands whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, The Marshall Islands MH96960 (“Party B”); and

(3)                                AEGEAN BALTIC BANK S.A., a company incorporated in Greece, whose registered office is at 91, Megalou Alexandrou & 25th Martiou Str., 151 24 Maroussi, Greece, as escrow agent (the “Escrow Agent”),

(each a “Party”, and together the “Parties”)

BACKGROUND

(A)                              This Agreement is entered into in order to facilitate Party A’s performance of its obligation under the Stockholders Agreement to reinvest in Party B a cash amount equal to 50% of any dividend payments received from Party B subject to the terms thereof.

(B)                              Party A and Party B have requested the Escrow Agent to hold the Escrow Account in accordance with the terms of this Agreement.

OPERATIVE PROVISIONS

IT IS AGREED as follows:

1                                        DEFINITIONS

1.1                              Defined Expressions

Words and expressions defined in the Stockholders Agreement shall have the same meanings when used in this Agreement unless the context otherwise requires.  In this Agreement, references to a “Clause” are to the relevant clause of this Agreement, and references to a “paragraph” are to the relevant paragraph of this Agreement.

1.2                              Definitions

In this Agreement, unless a contrary intention appears:

“Amended and Restated Sinosure Facility” has the meaning given to it in the Stockholders Agreement.

“Amended RA Facilities” has the meaning given to it in the Stockholders Agreement.

“Business Day” means a day (other than a Saturday or Sunday) on which banks are open for general business in Athens, Greece.

“Confidential Information” means all information relating to any Party of which any other Party becomes aware in its capacity as, or for the purpose of becoming, a Party or which is received by a Party from any other Party, such Party’s affiliates, and its or their professional advisers, in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes information that:

(a)                                 is or become public information other than as a direct or indirect result of any breach by that Party of Clause 8; or

(b)                                 is identified in writing at the time of delivery as non-confidential by any of the Parties; or

(c)                                  is known by that Party before the date the information is disclosed to it or is lawfully obtained by that Party after that date, from a source which is, as far as that Party is aware, unconnected with any other Party and which, in either case, as far as that Party is aware, has not been obtained in breach of, and is not otherwise to subject to, any obligation of confidentiality.

“Disbursement Date” has the meaning given to it in Clause 3.2(c)(iv).

“Escrow Account” has the meaning given to it in Clause 2.1(b).

“Escrow Agent” means Aegean Baltic Bank S.A..

“Escrow Amounts” means the monies deposited into the Escrow Account by Party A from time to time pursuant to Section 3.1(b) of the Stockholders Agreement plus any accrued interest in respect of monies held in the Escrow Account.

“Outside Date” means the earlier of (a) the date of the Outside Date Notice, and (b) 30 June 2024.

“Outside Date Notice” has the meaning given to it in Clause 2A.

“Sanctions” means any sanctions, embargoes, freezing provisions, prohibitions or other restrictions relating to trading, doing business, investment, exporting, financing or making assets available (or other activities similar to or connected with any of the foregoing):

(a)                                 imposed by law or regulation of the United Kingdom, the Council of the European Union, the United Nations or its Security Council or the United States of America regardless of whether the same is or is not binding on any Party;  or

(b)                                 otherwise imposed by any law or regulation binding on a Party or to which a Party is subject (which shall include without limitation, any extra-territorial sanctions imposed by law or regulation of the United States of America).

“Subsidiary” of a person means any company or entity directly or indirectly controlled by such person, and for this purpose “control” means either the ownership of more than fifty per cent (50%) of the voting share capital (or equivalent rights of ownership) of such company or entity or the power to direct its policies and management, whether by contract or otherwise.

“Stockholders Agreement” means the stockholders agreement dated [•] 2018 and entered into between Party B and the Stockholders (as defined therein, and which, for the avoidance of doubt, includes Party A), an executed copy of which is appended to this Agreement at Schedule 4, as amended, restated, supplemented and/or modified from time to time.

“Written Instruction” has the meaning given to it in Clause 3.2(a).

2                                        APPOINTMENT OF THE ESCROW AGENT

2.1                              The Escrow Agent

(a)                                Party A and Party B hereby irrevocably appoint and instruct the Escrow Agent to act, and the Escrow Agent acknowledges and accepts such appointment and will act, as escrow agent subject to the terms and conditions of this Agreement.  Party A expressly acknowledges that Aegean Baltic Bank S.A. is a creditor and shareholder of Party B.  Notwithstanding that fact, each of Party A and Party B hereby expressly waives any actual or potential conflict of interest that may arise as a result of Aegean Baltic Bank S.A. acting as Escrow Agent hereunder.

(b)                                The Escrow Agent confirms that it maintains the following account in the name of Party B for the purpose of this Agreement (the “Escrow Account”):

Account name:	[•]

Bank:	[•]

Account no.:	[•]

Sort code:	[•]

IBAN:	[•]

SWIFT:	[•]

(c)                                 Party A and Party B agree that the reference to “escrow account” in Section 3.1(b) of the Stockholders Agreement shall be to the Escrow Account.

(d)                                Subject to Clause 3.2, the Escrow Agent shall hold the Escrow Amounts in its capacity as a credit institution and in accordance with applicable laws and regulations and its general terms for deposit accounts keeping, and shall be entitled to deal with the Escrow Amounts in the same manner as other funds paid to a credit institution by its customers.

(e)                                 The Escrow Agent acknowledges that the Escrow Account is a segregated account maintained on the basis of the escrow arrangements under this Agreement and confirms that, otherwise than in connection with the Escrow Account and this Agreement, it will not exercise any right of set-off it may have against the Escrow Amounts.  The Escrow Agent represents and warrants that, as at the date of this Agreement, to the best of its knowledge, the Escrow Account and the Escrow Amounts are free and clear of any mortgage, charge, pledge, lien or other encumbrance, security interest or claim, and the Escrow Agent agrees to notify each of Party A and Party B upon receipt of a notice of mortgage, charge, pledge, lien or other encumbrance, security interest or claim levied on the Escrow Account or the Escrow Amounts.

2.2                              Limitations and indemnity

(a)                                The Escrow Agent is hereby irrevocably authorised to act on (i) a Written Instruction given by Party B pursuant to this Agreement, and (ii) (if applicable) the Outside Date Notice, in each case, in accordance with the terms of such written notice without further investigation.

(b)                                The Escrow Agent shall be liable and shall indemnify and hold harmless each of Party A and Party B for any loss or damage incurred by Party A or Party B as a result of fraud, gross negligence or wilful misconduct of the Escrow Agent or any of its officers or employees or professional advisers.

(c)                                 Notwithstanding anything to the contrary herein, the Escrow Agent shall not:

(i)           save as provided in this Agreement, be bound to disclose to any other person any information relating to any other Party;

(ii)          be liable for acting upon any Written Instruction or Outside Date Notice furnished to it hereunder and believed by it in good faith to be genuine and to have been signed and presented by an authorised signatory of Party A and/or Party B, as applicable; or

(iii)         have any responsibility to any Party if any instruction given in accordance with the terms of this Agreement is for any reason, not received by the Escrow Agent (other than due to any fault of the Escrow Agent).

2A                                NOTIFICATION OF OCCURRENCE OF THE OUTSIDE DATE

Party A and Party B agree that they shall notify the Escrow Agent pursuant to a letter jointly signed by each of them (which letter may be delivered by email pursuant to Clauses 10 and 11) of the repayment or refinancing of all of the Amended RA Facilities and the Amended and Restated Sinosure Facility (such letter, the “Outside Date Notice”) within two Business Days after such repayment or refinancing (and for the avoidance of doubt, the date of the Outside Date Notice shall satisfy paragraph (a) of the definition of “Outside Date” in this Agreement).

3                                        OPERATION OF THE ESCROW ACCOUNT

3.1                              The Escrow Account

(a)                                Party A shall deposit Escrow Amounts into the Escrow Account in accordance with Section 3.1(b) of the Stockholders Agreement.

(b)                                Upon the receipt of any Escrow Amounts from Party A, the Escrow Agent shall, within three (3) Business Days, issue a statement to Party A and Party B confirming (i) the amounts standing to the credit of the Escrow Account, and (ii) identifying the amount of the most recent deposit of Escrow Amounts made by Party A into the Escrow Account.

(c)                                 For such time as there are Escrow Amounts standing to the deposit of the Escrow Account, the Escrow Agent shall, on the 1st day of each calendar month (and, if such date does not fall on a Business Day, the Business Day immediately following such date), beginning with the first calendar month after the first statement it issues in accordance with paragraph (b) above, issue a statement to Party A and Party B confirming (i) the amounts standing to the credit of the Escrow Account, and (ii) the amount of interest which has accrued in respect of the Escrow Amounts.

(d)                                Each of Party A and Party B hereby irrevocably authorises the Escrow Agent to act in accordance with Clauses 3.1(b) and (c).

(e)                                 Each of Party A and Party B irrevocably authorises the Escrow Agent to, and upon such authorisation the Escrow Agent undertakes hereby to, hold the Escrow Amounts in the Escrow Account and only release all or any portion of the Escrow Amounts upon (i) a Written Instruction, and/or (ii) in accordance with Clause 3.2(b) or (c) (as applicable).

3.2                              Release of the Escrow Amounts

(a)                                The Escrow Agent shall, upon receipt of each written instruction from Party B in the form set out in of this Agreement (the “Written Instruction”), release and transfer the portion of the Escrow Amounts instructed to be released and transferred pursuant to such Written Instruction (without accounting for any interest accrued thereon, if any) to the account of Party B specified in Schedule 3.  For the avoidance of doubt, prior to the

Outside Date, Party B may deliver one or more Written Instructions to the Escrow Agent.  As soon as reasonably practicable after receipt of a Written Instruction from Party B, the Escrow Agent shall deliver a confirmation of such receipt to Party B (copying Party A) in the form appended to this Agreement at Schedule 2.  Party A and Party B agree that upon the receipt by Party B of all or any portion of the Escrow Amounts, Party B shall use such amounts solely in the manner provided for under Section 3.1 of the Stockholders Agreement.

(b)                                Each of Party A and Party B irrevocably authorises the Escrow Agent to, and upon such authorisation (and subject to the occurrence of the Outside Date), the Escrow Agent shall, on or before the fifth (5th) Business Day after the Outside Date, transfer any Escrow Amounts standing to the credit of the Escrow Account as at such date, and/or any interest accrued thereon, if any, out of the Escrow Account to the account of Party A specified in Schedule 3, provided that the Escrow Agent shall give Party B at least three (3) Business Days’ advance notice of any such transfer.

(c)                                 In the event that:

(i)                                    the Escrow Agent receives contrary instructions from any Party;

(ii)                                 any dispute arises as to any matter arising under this Agreement;

(iii)         there is any uncertainty as to the meaning or applicability of any of the provisions of this Agreement, the Escrow Agent’s duties, rights or responsibilities under this Agreement or any written instructions received by the Escrow Agent pursuant to this Agreement; or

(iv)         the Escrow Agent reasonably believes that any representation, warranty or agreement made by either Party A or Party B in Clause 4 has become untrue or will be breached on or before the date on which the Escrow Agent causes Escrow Amounts to be disbursed to Party B after receiving a Written Instruction pursuant to Clause 3.2(a) from Party B (each such date, a “Disbursement Date”), the Escrow Agent may, at its option at any time thereafter (and without regard to paragraphs (a) and (b) above), (x) deposit the Escrow Amounts then being held by it in escrow into any court having appropriate jurisdiction, or take such affirmative steps as it may elect in order to substitute an impartial party to hold all or part of the Escrow Amounts, and upon making such deposit, shall thereupon be relieved of and discharged and released from any and all liability under this Agreement and with respect to the Escrow Amounts or any part thereof so deposited, or (y) refrain from taking any action, and its sole obligation shall be to keep safely the Escrow Amounts held in escrow until it shall be directed otherwise in writing by all other Parties or by a determination by arbitration or by a final order or judgment of a court of competent jurisdiction, provided that, in each case, the Escrow Agent shall promptly notify each of Party A and Party B upon the occurrence of any event set forth in paragraphs (c)(i) to (iv) above (inclusive).

4                                        REPRESENTATIONS, WARRANTIES AND OBLIGATIONS OF PARTY A AND PARTY B

4.1                              Each  of Party A and Party B represents and warrants to each other and to the Escrow Agent that:

(a)                                it is duly organised and validly existing under the laws of its jurisdiction of organisation;

(b)                                it has the power to enter into and perform, and has taken all necessary action to authorise the entry into and performance of, its obligations under this Agreement, which constitutes its legally binding and enforceable obligation;

(c)                                 this Agreement will not conflict in any material respect with:

(i)                                    any applicable law or regulation or any official or judicial order or control;

(ii)                                 its constitutional documents; or

(iii)                              any agreement to which it is a party or which is binding upon it or its assets; and

(d)                                all governmental and other consents and/or approvals that are required to have been obtained by it with respect to this Agreement or payments hereunder (including but not limited to all exchange control approvals from a central bank or other similar authority) have been obtained and are in full force and effect and all conditions of any such consents and/or approvals have been (or, as applicable, will be) complied with.

4.2                              Each of Party A and Party B agrees that it will not, directly or indirectly, use the Escrow Amounts, or lend, contribute or otherwise make available the Escrow Amounts to any Subsidiary, joint venture partner or other person:

(i)                                    to fund any activities or business of or with any person, or in any country or territory, that, at the time of such funding, is, or whose government is, subject to Sanctions; or

(ii)                                 in any other manner that would result in a violation of Sanctions by any person.

4.3                              All representations, warranties and agreements of each of Party A and Party B contained in this Agreement shall survive any and all disbursements of the Escrow Amounts from escrow. All of the representations and warranties of each of Party A and Party B contained in this Agreement are on the date hereof and will be on each Disbursement Date (and, as to the representations and warranties made in Clauses 4.2(a) and 4.2(b), on each date throughout the term of this Agreement) true, accurate, complete and correct in all respects.

5                                        RESIGNATION AND REPLACEMENT OF THE ESCROW AGENT

5.1                              Resignation

(a)                                The Escrow Agent may resign and be discharged from its duties and obligations hereunder by giving ten (10) Business Days’ prior written notice of such resignation to Party A and Party B specifying the date on which such resignation is intended to take effect, provided that such resignation and discharge shall not take effect until such time as a successor escrow agent is appointed by Party A and Party B and the Escrow Amounts then standing to the credit of the Escrow Account are transferred to such successor escrow agent.

(b)                                Upon the transfer of the Escrow Amounts in accordance with Clause 5.1(a), the Escrow Agent shall be discharged from all further obligations arising in connection with this Agreement.

5.2                              Replacement

(a)                                Party A and Party B, acting together, may at any time replace the Escrow Agent by giving written notice to such effect and details of a successor escrow agent (including its account details) to the Escrow Agent. Within five (5) Business Days’ receipt of such notice and details, and advance payment by Party A and Party B (who shall bear such costs equally) of costs to be incurred by the Escrow Agent in transferring the Escrow Amounts to the account of the replacement escrow agent, (subject to execution by the successor escrow agent of an escrow agreement substantially similar to this Agreement) the Escrow Agent shall make arrangements to transfer the Escrow Amounts then standing to the credit of the Escrow Account to the successor escrow agent.

(b)                                Upon the transfer of Escrow Amounts in accordance with Clause 5.2(a), the Escrow Agent shall be discharged from all further obligations arising in connection with this Agreement.

6                                        COSTS AND EXPENSES

Except as otherwise expressly agreed between the Parties, each of the Parties shall bear the expenses incurred in connection with the negotiation, preparation, execution and performance of this Agreement, provided that Party A and Party B shall bear equally all fees and expenses of the Escrow Agent and its counsel.

7                                        INDEMNITY

7.1                              Party A and Party B shall, on a several and not joint basis, on demand, indemnify, defend and save harmless the Escrow Agent (and, without limitation, its officers, partners, associates and employees) from any loss, liability or expenses arising out of or in connection with:

(a)                                the Escrow Agent’s due execution and performance of this Agreement, except in the case and to the extent that such loss, liability or expense is due to the Escrow Agent’s fraud, gross negligence or wilful misconduct; or

(b)                                the Escrow Agent following any instructions or directions from Party B made in accordance with the terms of this Agreement.

7.2                              Survival of this Clause

The Parties hereto acknowledge and agree that the foregoing indemnities shall survive the resignation or removal of the Escrow Agent or the termination of this Escrow Agreement.

8                                        CONFIDENTIAL INFORMATION

8.1                              Confidentiality

Each of Party A and Party B agrees to keep all Confidential Information confidential and not to disclose it to anyone, save to the extent permitted by Clause 8.2 and to ensure that all Confidential Information is protected with security measures and a degree of care that would apply to its own confidential information.

8.2                              Disclosure of Confidential Information

Any of Party A or Party B may disclose Confidential Information to any person:

(a)                                to whom such information is required to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation; or

(b)                                who is a professional adviser or auditor of such Party.

9                                        AMENDMENTS

All terms of this Agreement are agreed upon as substantial. Any modification of, or amendments to, this Agreement shall be effected only by a written instrument duly executed by all Parties.

10                                 NOTICES

10.1                       General

Unless otherwise specifically provided, any notice under or in connection with this Agreement shall be given or made by letter or email, and references in this Agreement to a Written Instruction and other written instructions or notices shall be construed accordingly.

11                                 ADDRESSES FOR COMMUNICATIONS

A notice by letter or email shall be sent:

(i)                                    if to Party A:

Address:	Bell Gully, Level 22, Vero Centre, 48 Shortland Street, Auckland, 1010, New Zealand
Attention:	Board of Directors
Email:	dil@danaos.nz

or such other details as Party A may notify to each other Party by not less than five (5) Business Days’ notice.

(ii)                                 to Party B:

Address:	c/o Danaos Shipping Co., Ltd., 14 Akti Kondyli, 185 45 Piraeus, Greece
Attention:	Chief Financial Officer
Email:	cfo@danaos.com

or such other details as Party B may notify to each other Party by not less than five (5) Business Days’ notice.

(iii)                              to the Escrow Agent:

Address:	91, Megalou Alexandrou & 25th Martiou Str., 151 24 Maroussi, Greece
Attention:	Business Development
Email:	business.dvlp@ab-bank.com

12                                 TERMINATION

Subject to Clause 7.2, this Agreement shall terminate, and the Escrow Agent shall be discharged from all duties and liabilities hereunder, after all Escrow Amounts have been disbursed in accordance with Clause 3.2(b), Clause 5.1 or Clause 5.2.

13                                 APPLICABLE LAW

This Agreement shall be governed by, and construed in accordance with, Greek law.

14                                 JURISDICTION

The Parties hereby agree that the competent courts of Athens, Greece have exclusive jurisdiction to settle any dispute in connection with this Agreement and accordingly submits to the jurisdiction of the courts of Athens, Greece.

EXECUTION PAGE

DANAOS INVESTMENT LIMITED

as the Trustee of the 883 Trust

By:

By:

DANAOS CORPORATION

By:

By:

AEGEAN BALTIC BANK S.A.

as Escrow Agent

By:

SCHEDULE 1

FORM OF WRITTEN INSTRUCTION

From:	Danaos Corporation
To:	Aegean Baltic Bank S.A.
(the “Escrow Agent”)
Copy:	Danaos Investment Limited
Date:	[•]

Dear Sirs,

Escrow Agreement dated [•] between Danaos Investment Limited, Danaos Corporation and the Escrow Agent (the “Agreement”) — Written Instruction

1                                        We refer to the Agreement.  Terms defined in the Agreement have the same meaning in this notice unless given a different meaning in this notice.

2                                        This notice constitutes a Written Instruction under the Agreement.  We hereby instruct you for the purposes of Clause 3.2(a) of the Agreement to release and transfer $[•] of the Escrow Amounts standing to the credit of the Escrow Account as at the date of this notice (without accounting for any interest accrued thereon, if any) to the account of Party B specified in Schedule 3 of the Agreement.

3                                        The instructions and confirmation in this notice are irrevocable.

4                                        This notice and any non-contractual obligations arising out of or in connection with it shall be construed in accordance with and governed by Greek law.

Yours faithfully,

[•]
For and on behalf of
DANAOS CORPORATION

SCHEDULE 2

FORM OF ESCROW AGENT CONFIRMATION

From:	Aegean Baltic Bank S.A. (acting as Escrow Agent under the Escrow Agreement (as defined below))
To:	Danaos Corporation
Copy:	Danaos Investment Limited
Date:	[•]

Escrow Agreement dated [•] between Danaos Investment Limited, Danaos Corporation and the Escrow Agent (the “Agreement”) — Escrow Agent Confirmation

1                                        We refer to the Agreement.  Terms defined in the Agreement have the same meaning in this notice unless given a different meaning in this notice.

2                                        We confirm that we have received a Written Instruction, a copy of which is attached hereto.  Accordingly, we have instructed the transfer of $[•] of the Escrow Amounts standing to the credit of the Escrow Account as at the date of the Written Instruction (without accounting for any interest accrued thereon, if any) to the account of Danaos Corporation identified in the Written Notice.

3                                        This notice and any non-contractual obligations arising out of or in connection with it shall be construed in accordance with and governed by Greek law.

Yours faithfully,

[•]
For and on behalf of
Aegean Baltic Bank S.A.

SCHEDULE 3

ACCOUNT DETAILS

In respect of Party A:

Danaos Investment Limited

Account details:

Name:	Danaos Investment Limited, as Trustee of the 883 Trust Auckland

Bank:	Credit Suisse AG / Zurich

Clearing Number:

BIC:

Account number:

IBAN:

In respect of Party B:

Danaos Corporation

Account details:

Name:	Danaos Corporation

Bank:	Citibank N.A.
London Branch

BIC:

Account number:

IBAN:

SCHEDULE 4

STOCKHOLDERS AGREEMENT